Exhibit 99.1

News

For Release: Tuesday, Dec. 10, 2024 at 4:05 p.m. ET

GM to refocus autonomous driving development on personal vehicles

DETROIT – General Motors (NYSE: GM) plans to realign its autonomous driving strategy and prioritize development of advanced driver assistance systems on a path to fully autonomous personal vehicles. GM will build on the progress of Super Cruise, the company’s hands-off, eyes-on driving feature, now offered on more than 20 GM vehicle models and currently logging over 10 million miles per month.

GM intends to combine the majority-owned Cruise LLC and GM technical teams into a single effort to advance autonomous and assisted driving. Consistent with GM’s capital allocation priorities, GM will no longer fund Cruise’s robotaxi development work given the considerable time and resources that would be needed to scale the business, along with an increasingly competitive robotaxi market.

“GM is committed to delivering the best driving experiences to our customers in a disciplined and capital efficient manner,” said Mary Barra, chair and CEO of GM. “Cruise has been an early innovator in autonomy, and the deeper integration of our teams, paired with GM’s strong brands, scale, and manufacturing strength, will help advance our vision for the future of transportation.”

“As the largest U.S. automotive manufacturer, we’re fully committed to autonomous driving and excited to bring GM customers its benefits – things like enhanced safety, improved traffic flow, increased accessibility, and reduced driver stress,” said Dave Richardson, senior vice president of software and services engineering.

GM, which owns about 90% of Cruise, has agreements with other shareholders that will raise its ownership to more than 97%. The company will pursue the acquisition of the remaining shares. Contingent upon the repurchase of these shares and Cruise board approval, GM will work with the Cruise leadership team to restructure and refocus Cruise’s operations. GM expects the restructuring to lower spending by more than $1 billion annually after the proposed plan is completed, expected in the first half of 2025.

Conference call

General Motors will be conducting a call to provide updates on Cruise at 4:30 PM ET today to discuss this announcement. The format of the call will include remarks by management, followed by a question-and-answer session.

Conference call details are as follows:

•	1-800-857-9821 (U.S.)

•	1-517-308-9481 (international/caller-paid)

•	Conference call passcode: General Motors

•	An audio replay will be available in the Events Section of the GM Investor Relations website.

General Motors (NYSE:GM) is driving the future of transportation, leveraging advanced technology to build safer, smarter, and lower emission cars, trucks, and SUVs. GM’s Buick, Cadillac, Chevrolet, and GMC brands offer a broad portfolio of innovative gasoline-powered vehicles and the industry’s widest range of EVs, as we move to an all-electric future. Learn more at GM.com.

Cautionary Note on Forward-Looking Statements: This press release and related comments by management the document incorporated herein by reference and related comments by management, may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent our current judgment about possible future events and are often identified by words like “aim,” “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “priorities,” “project,” “pursue,” “seek,” “should,” “target,” “when,” “will,” “would,” or the negative of any of those words or similar expressions. In making these statements, we rely on assumptions and analysis based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of important factors, many of which are beyond our control. These factors, which may be revised or supplemented in subsequent reports we file with the SEC, include, among others, the following: (1) our ability to deliver new products, services, technologies and customer experiences; (2) our ability to timely fund and introduce new and improved vehicle models; (3) our ability to profitably deliver a broad portfolio of electric vehicles (EVs); (4) the success of our current line of internal combustion engine vehicles; (5) our highly competitive industry; (6) the unique technological, operational, regulatory and competitive risks related to the timing and commercialization of autonomous vehicles (AVs), including the various regulatory approvals and permits required for operating driverless AVs in multiple markets; (7) risks associated with climate change; (8) global automobile market sales volume; (9) inflationary pressures, persistently high prices, uncertain availability of raw materials and commodities, and instability in logistics and related costs; (10) our business in China, which is subject to unique operational, competitive, regulatory and economic risks; (11) the success of our ongoing strategic business relationships and of our joint ventures; (12) the international scale and footprint of our operations, which exposes us to a variety of unique political, economic, competitive and regulatory risks; (13) any significant disruption at any of our manufacturing facilities; (14) the ability of our suppliers to deliver parts, systems and components without disruption and at such times to allow us to meet production schedules; (15) pandemics, epidemics, disease outbreaks and other public health crises; (16) the possibility that competitors may independently develop products and services similar to ours, or that our intellectual property rights are not sufficient to prevent competitors from developing or selling those products or services; (17) our ability to manage risks related to security breaches and other disruptions to our information technology systems and networked products; (18) our ability to comply with increasingly complex, restrictive and punitive regulations relating to our enterprise data practices; (19) our ability to comply with extensive laws, regulations and policies applicable to our operations and products, including those relating to fuel economy, emissions and AVs; (20) costs and risks associated with litigation and government investigations; (21) the costs and effect on our reputation of product safety recalls and alleged defects in products and services; (22) any additional tax expense or exposure or failure to fully realize available tax incentives; (23) our continued ability to develop captive financing capability through General Motors Financial Company, Inc.; (24) any significant increase in our pension funding requirements; (25) changes in our strategic plans and accounting, including with respect to Cruise; (26) the possibility that we will not be able to acquire all of the outstanding Cruise shares; (27) the possibility that potential restructuring charges and expenses will differ from our expectations; and (28) the possibility that our planned actions will not have the impacts we expect or intend. A further list and description of these risks, uncertainties and other factors can be found in our most recent Annual Report on Form 10-K and our subsequent filings with the SEC. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by law.

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CONTACTS:

Jim Cain

GM Communications

+1 313-407-2843

james.cain@gm.com

Kevin Kelly

GM Communications

kevin.m.kelly@gm.com

+1 313-316-9742

Ashish Kohli

GM Investor Relations

Ashish.kohli@gm.com

+1 847-964-3459